UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: December 20, 2010
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1925 West Field Court, Suite 200
Lake Forest, Illinois 60045-4824
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
(b)	Retirement of Dominic A. Romeo
          On December 20, 2010 Dominic Romeo the Vice President & Chief Financial Officer of IDEX Corporation (“IDEX”) announced that he would retire from IDEX effective February 28, 2011 (the “Retirement Date”). In connection with his retirement Mr. Romeo and IDEX entered into an amendment to his employment agreement (the “Amendment”) pursuant to which he will receive:
•	A bonus for 2010 based on a personal performance multiplier of 1.15;

•	$220,000 in a lump sum on or before December 30, 2010 in full settlement of any claims he may have for salary or bonus or other compensation under his employment agreement after the Retirement Date;

•	Full vesting in all restricted stock awards and options granted prior to December 31, 2009; and

•	$52,500 representing a pro rata portion of his target bonus under IDEX’s annual bonus plan for service during 2011 payable following the Retirement Date.
          Mr. Romeo has voluntarily surrendered and forfeited all restricted stock and option awards granted on and after December 31, 2009. The foregoing description of the Amendment is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(d)	Exhibits
10.1	Amendment to Agreement dated December 20, 2010 between IDEX Corporation and Dominic A. Romeo

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
By:	/s/ Dominic A. Romeo

December 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Agreement dated December 20, 2010 between IDEX Corporation and Dominic A. Romeo